UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2001

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia		22042-4523
(Address of principal executive offices)		(Zip Code)

(703) 876-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

      Pursuant to an Asset Purchase Agreement dated as of August 6, 2001, between Motorola, Inc. (“Motorola”) and General Dynamics Corporation (“General Dynamics”), General Dynamics has agreed to purchase Motorola's Integrated Information Systems Group for $825 million in cash and the assumption of certain liabilities and ongoing obligations in the normal course of business.

      The transaction has been approved by the boards of directors of Motorola and General Dynamics and is subject to normal regulatory approval. The acquisition is expected to close within 60 days.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1	Press Release

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	By:	/s/ David A. Savner

David A. Savner Senior Vice President and General Counsel

Dated: August 6, 2001